Exhibit 99.1

Walter Industries, Inc. Announces Closure of United Land’s Kodiak Mine

TAMPA, Fla., Dec. 26 /PRNewswire-FirstCall/ — Walter Industries, Inc. (NYSE: WLT) announced today the permanent closure of the Kodiak Mine in Shelby County, Ala., as a result of high operational costs, difficult operating conditions and a challenging pricing environment for Kodiak’s product. The Company estimates that a resulting pre-tax charge of approximately $20 million will be recognized in the fourth quarter 2008, nearly all of which is related to the non-cash impairment of mining facilities and equipment.

The Company said only Kodiak’s underground mining operations would be closed. United Land, the Company’s subsidiary that holds a controlling interest in the Kodiak mine, will continue to operate Kodiak’s surface facilities, which include a prep plant and rail load-out facilities.

Approximately 90 contract miners at the Kodiak mine are expected to be affected by the closure, many of whom will be offered positions at Walter Industries’ other mining operations.

“Despite our best efforts, we simply do not see a positive, long-term outlook for our Kodiak mine,” said Walter Industries’ George R. Richmond. “Closing this mine will allow us to redirect additional miners, assets and attention to our more profitable underground operations.”

About Walter Industries, Inc.

Walter Industries, Inc., based in Tampa, Fla., is a leading producer and exporter of metallurgical coal for the global steel industry and also produces steam coal, coal bed methane gas, furnace and foundry coke and other related products. Walter Industries has annual revenues of approximately $1.4 billion and employs approximately 2,500 people. For more information about Walter Industries, please visit Walter Industries’ Web site at www.walterind.com .

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “will,” and similar expressions involve known and unknown risks, uncertainties, and other factors that may cause Walter Industries’ or Hanover’s actual results in future periods to differ materially from the expectations expressed or implied by such forward-looking statements. These factors include, among others, the following: the market demand for Walter Industries’ and Hanover’s products as well as changes in costs and the availability of raw material, labor, equipment and transportation; changes in weather and geologic conditions; changes in extraction costs, pricing and assumptions and projections concerning reserves in Walter Industries’ mining operations; changes in customer orders; pricing actions by Walter Industries’ and Hanover’s competitors, customers, suppliers and contractors; changes in governmental policies and laws; further changes in the mortgage-backed capital markets; changes in general economic conditions; and the successful implementation and anticipated timing of any strategic actions and objectives that may be pursued, including the announced separation of the Financing business from Walter Industries and strategic alternatives that may be pursued related to Walter Industries’ Homebuilding business. In particular, the separation of Walter Industries’ Financing business is subject to a number of closing conditions which may be outside of Walter Industries’ control. Forward-looking statements made by Walter

Industries’ in this release, or elsewhere, speak only as of the date on which the statements were made. Any forward-looking statements should be considered in context with the various disclosures made by Walter Industries and Hanover about our respective businesses, including the Risk Factors described in Walter Industries’ 2007 Annual Report on Form 10-K, the Risk Factors described in Hanover’s 2007 Annual Report on Form 10-K, and each of Walter Industries’ and Hanover’s other filings with the Securities and Exchange Commission. Neither Walter Industries nor Hanover undertakes any obligation to update its forward-looking statements as of any future date.

SOURCE Walter Industries, Inc.

CONTACT: Investors: Mark Tubb, Vice President - Investor Relations,
+1-813-871-4027
mtubb@walterind.com
Media:
Michael A. Monahan, Director - Corporate Communications
+1-813-871-4132
mmonahan@walterind.com
both of Walter Industries, Inc.

Web site: http://www.walterind.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Walter Industries’ business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.